UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event Reported): December 10, 2015
CDK Global, Inc.
(Exact Name of Registrant as Specified in Charter)
Delaware
(State or Other Jurisdiction of Incorporation)
1-36486	46-5743146
(Commission File Number)	(I.R.S. Employer Identification Number)

1950 Hassell Road, Hoffman Estates, IL 60169
(Registrant's telephone number, including area code)

(847) 397-1700
(Registrant's Telephone Number, Including Area Code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                          Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(b) On December 10, 2015, Steven J. Anenen, President and Chief Executive Officer of CDK Global, Inc. (the "Company") provided, and the Board of Directors of the Company (the "Board") accepted, his resignation, effective as of January 1, 2016, as the President of the Company. Mr. Anenen will remain the Chief Executive Officer of the Company and a member of the Board.
(c) On December 10, 2015, the Company's Board appointed Brian P. MacDonald as the Company's President effective January 1, 2016. Mr. MacDonald, who has been a member of the Board since June 15, 2015, will remain a member of the Board following his appointment as President. Mr. MacDonald most recently served as Chief Executive Officer and President of Hertz Equipment Rental Corporation from June 2014 through June 2015 and as interim Chief Executive Officer of Hertz Corporation from September 2014 through November 2014. Prior to Hertz, Mr. MacDonald served as President and Chief Executive Officer of ETP Holdco Corp., an entity formed following Energy Transfer Partners' $5.3 billion acquisition of Sunoco, Inc. in 2012, where Mr. MacDonald had served as Chairman, President and Chief Executive Officer prior to ETP's acquisition of Sunoco. Mr. MacDonald joined Sunoco in 2009 as Senior Vice President and Chief Financial Officer. During his tenure with Sunoco, the Company undertook a substantial restructuring to strengthen and transform the organization and better position it for growth. Sunoco exited unprofitable operations, significantly reduced costs, improved efficiencies, and refocused on established high-return businesses.
Prior to Sunoco, Mr. MacDonald worked at Dell, Inc. as Chief Financial Officer of the Large Enterprise Business Unit, overseeing all aspects of its financial management. Before becoming the unit's Chief Financial Officer in 2008, he served as Dell's corporate Vice President and Treasurer. In this role, Mr. MacDonald led Dell's mergers and acquisitions organization and headed the company's global treasury group, with operations in the United States, Ireland and Singapore.
Prior to Dell, Mr. MacDonald spent more than 13 years in several financial management roles at General Motors Corporation, including at Isuzu Motors Limited, a $12 billion Japanese public company that was 49 percent owned by General Motors at the time, and as Treasurer of GM Canada, a $28 billion operating subsidiary.
Mr. MacDonald serves on the board of directors of Computer Sciences Corporation and previously served on the boards of directors of Sunoco and Sunoco Logistics from March 2012 to October 2012 and October 2009 to October 2012, respectively, and on the board of directors of Ally Financial, Inc. from May 2013 to July 2014 following his appointment by the U.S. Department of the Treasury. He earned a Bachelor of Science from Mount Allison University and received a Master of Business Administration from McGill University.
On December 11, 2015, the Company and Mr. MacDonald entered into an employment agreement (the "Employment Agreement") pursuant to which Mr. MacDonald will serve as President of the Company for an initial three-year term beginning January 1, 2016.  The Company and Mr. MacDonald anticipate that Mr. MacDonald will be promoted to the position of Chief Executive Officer of the Company by June 30, 2016, on a date to be determined by the Board.  Mr. MacDonald will receive an initial annual base salary of $700,000, which will increase to $900,000 upon Mr. MacDonald's appointment as Chief Executive

Officer, and he will be eligible for an annual bonus based on performance objectives pre-established by the Compensation Committee for each fiscal year, with a target bonus of 150% of base salary.  Mr. MacDonald will also continue to participate in all compensation and benefit plans and arrangements that are generally available to other Company executives in accordance with their terms as in effect from time to time.
On or before January 8, 2016, Mr. MacDonald will receive a target performance stock unit ("PSU") grant pursuant to the Company's 2014 Omnibus Award Plan (the "Plan") with an aggregate grant date fair value equal to $2,500,000.  These PSUs will be earned based on the Company's financial performance over the remainder of the three-year performance cycle ending June 30, 2018, which applies to the PSU awards granted to other senior executives of the Company for fiscal year 2016, and will be subject to such other terms as are applicable to such PSU grants, as set forth in the Company's form of PSU grant agreement and in the Plan. On or before the last day of the next open trading window for insiders of the Company, Mr. MacDonald has agreed to purchase shares of the Company's common stock having an aggregate purchase-date fair market value of $1,000,000 (the "Purchased Shares").  Upon the purchase of the Purchased Shares, subject to Mr. MacDonald's continued employment in good standing with the Company as of the date of the grant, Mr. MacDonald will receive a number of restricted stock units pursuant to the Plan equal to three times the number of Purchased Shares (the "Co-Invest RSUs"). The Co-Invest RSUs will vest and settle in shares of the Company's common stock in equal installments on each of January 1, 2017, 2018 and 2019, subject to Mr. MacDonald's continued employment in good standing with the Company through each such date.  Mr. MacDonald has agreed not to sell the Purchased Shares until the earlier of January 1, 2019 and the date on which such Co-Invest RSUs are forfeited. Mr. MacDonald will be eligible to participate in the Company's equity incentive compensation program in all future years of employment, in the discretion of the Board, and his target annual equity grant for fiscal year 2017 will, subject to his continued employment in good standing with the Company through the date of the grant, have an aggregate grant-date fair market value of approximately $4,250,000.
If Mr. MacDonald's employment is terminated without "cause" or if Mr. MacDonald resigns with "good reason" (each as defined in the Employment Agreement), and other than due to death or disability, he will be entitled to receive the following severance benefits, subject to his delivery of an irrevocable release of claims against the Company and continued compliance with various covenants in the Employment Agreement:  (i) an amount equal to two times the sum of his annual base salary then in effect and the two-year historical average of his annual bonus, payable in substantially equal installments over 24 months, (ii) a prorated annual bonus for the fiscal year of termination of employment, based upon his (and to the extent applicable, the Company's) actual full-year achievement of performance goals, as determined by the Compensation Committee, (iii) a Company subsidy of his COBRA costs to the same extent that the Company subsidizes employee medical insurance premiums, (iv) continued vesting in the Co-Invest RSUs in accordance with their terms and eligibility to vest in the PSUs based upon his (and to the extent applicable, the Company's) actual full-year achievement of performance goals, as determined by the Compensation Committee, and (v) continued vesting in any equity awards received by him prior to January 1, 2016, in his capacity as a director of the Company, subject to his continued service on the Board following such termination of employment. Mr. MacDonald will be entitled to continue to participate in the Company's Amended and Restated Change in Control Severance Plan for Corporate Officers (the "CIC Plan"), and, in the event of a "change in control" of the Company and a subsequent "qualifying termination" (as such terms are defined in the CIC Plan), he will not be entitled to any payments or benefits under the Employment Agreement, and the benefits and payments under the CIC Plan will control.
Mr. MacDonald has agreed, while employed and for a period of 24 months thereafter, not to compete with the Company, not to solicit the Company's customers, subscribers or suppliers as of the date of his termination of employment, and not to solicit or hire the Company's employees or former employees within six months after the date they cease to be an employee of the Company.  Mr. MacDonald has also agreed to be bound by customary covenants relating to confidentiality, non-disparagement, intellectual property and return of property.
The above description of the Employment Agreement is qualified in its entirety by a copy of the agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K.
Item 7.01                          Regulation FD Disclosure.
On December 11, 2015, the Company issued a press release announcing the appointment of Mr. MacDonald as the Company's President.  A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated by reference herein.
The information in this Item 7.01 and Exhibit 99.1 hereto is furnished solely pursuant to Item 7.01 of this Form 8-K. Consequently, it is not deemed "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, (the "Exchange Act") or otherwise subject to the liabilities of that section. It may only be incorporated by reference in another filing under the Exchange Act or Securities Act of 1933, as amended, if such subsequent filing specifically references this Form 8-K.
Safe Harbor for Forward-Looking Statements
This document contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical facts, including forecasts for CDK Global's fiscal year ending June 30, 2016, statements concerning CDK Global's business transformation plan, other plans, objectives, goals, beliefs, business strategies, future events, business conditions, results of operations, financial position and business outlook, business trends, intention to make share repurchases and to declare and pay future dividends and other information, may be forward-looking statements. Words such as "might," "will," "may," "could," "should," "estimates," "expects," "continues," "contemplates," "anticipates," "projects," "plans," "potential," "predicts," "intends," "believes," "forecasts," "future," "assumes," and variations of such words or similar expressions are intended to identify forward-looking statements. These statements are based on management's expectations and assumptions and are subject to risks and uncertainties that may cause actual results to differ materially from those expressed or implied by these forward-looking statements.
Factors that could cause actual results to differ materially from those contemplated by the forward-looking statements include: CDK Global's ability to timely and effectively implement its transformation plan as planned; success in obtaining, retaining and selling additional services to clients; the pricing of products and services; changes in overall market and economic conditions, technology trends, and auto sales and advertising trends; competitive conditions; changes in regulations; changes in technology; security breaches, interruptions, failures and/or other errors involving CDK Global's systems or networks; availability of skilled technical personnel and the impact of new acquisitions and divestitures.

The statements in this document are made as of the date of this document, even if subsequently made available by CDK Global on its website or otherwise. CDK Global disclaims any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise. These risks and uncertainties, along with the risk factors discussed in CDK Global's reports filed with the Securities and Exchange Commission (SEC), including those discussed under "Part I, Item 1A. Risk Factors" in CDK Global's Annual Report on Form 10-K for the fiscal year ended June 30, 2015 and its most recent Quarterly Report on Form 10-Q should be considered in evaluating any forward-looking statements contained herein. These filings can be found on CDK Global's website at www.cdkglobal.com and the SEC's website at www.sec.gov.
Item 9.01                          Financial Statements and Exhibits.
(d) Exhibits.
Exhibit
Number	Description of Exhibit

10.1	Employment Agreement, dated December 11, 2015, between CDK Global, Inc. and Brian P. MacDonald.

99.1	Press Release dated December 11, 2015, issued by CDK Global, Inc.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: December 11, 2015	CDK Global, Inc.

	By:	/s/ ALFRED A. NIETZEL
Alfred A. Nietzel
Vice President, Chief Financial Officer

Exhibit Index
Exhibit
Number	Description

10.1	Employment Agreement, dated December 11, 2015, between CDK Global, Inc. and Brian P. MacDonald.

99.1	Press Release dated December 11, 2015, issued by CDK Global, Inc.